Exhibit 99.2

                        [LETTERHEAD OF STAR CRUISES PLC]


                                                                February 2, 2000



Carnival Corporation
3655 NW 87th Avenue
Miami, FL 33178-2428
Attention: Micky Arison

Dear Mr. Arison:

                  This letter sets forth our agreement with respect to the purchase by Carnival Corporation, a corporation organized under the laws of the Republic of Panama ("Carnival"), of a portion of the equity of Arrasas Limited, a company incorporated and registered under the laws of the Isle of Man ("Arrasas") and a wholly owned subsidiary of Star Cruises PLC, a company incorporated and registered under the laws of the Isle of Man ("Star Cruises").

         1. Carnival will purchase ordinary shares representing forty percent (40%) of the fully diluted common equity of Arrasas. Arrasas has made a mandatory offer to purchase ordinary shares of NCL Holding ASA ("NCL"). After completion of the mandatory offer, Arrasas will hold all of the securities of NCL held or owned, directly or indirectly, by Star Cruises, its affiliates or related parties.

         2. The purchase price for such ordinary shares of Arrasas purchased by Carnival will be an amount in cash equal to forty percent (40%) of (i) the total price paid for all ordinary shares of NCL held or acquired on or after the date hereof by Arrasas (but not to exceed 35 Norwegian kroner ("NOK") per share, unless otherwise agreed by the parties hereto) plus
                  (ii) all reasonable costs (including holding costs) of Arrasas incurred in connection with the acquisition of such shares. Arrasas will be entirely capitalized with equity capital contributions (consisting of ordinary shares) and free of indebtedness or similar liabilities of any kind, other than the loans referred to in the remainder of this paragraph. Carnival agrees to make a loan to Arrasas in the amount being its pro rata portion of the purchase price for the NCL shares purchased by Arrasas to be funded no later than the settlement date for the mandatory offer being made by Arrasas with respect to NCL. Such loan shall bear no interest and shall mature on the earlier to occur of the date of termination of this agreement or the closing date of the purchase of ordinary shares of Arrasas by Carnival referred to in paragraph 1 hereof.

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                  The loan shall be guaranteed as to payment by Star Cruises.
                  Star Cruises will either also make an interest free loan to Arrasas or a contribution to capital of Arrasas in an amount equal to its pro rata portion of the purchase price for the NCL shares purchased by Arrasas.

         3. Star Cruises will manage and control the business, operations and affairs of Arrasas and NCL, and Carnival would have no approval or blocking rights in that regard (other than as set forth below and as provided under applicable law). Carnival will also be entitled to:

                           (a) all information delivered to directors of Arrasas or to directors of Star concerning NCL or Arrasas;

                           (b) receive dividends as from time to time determined by the Board of Arrasas;

                           (c) preemptive rights to acquire any equity securities, securities convertible into or exercisable or exchangeable for equity securities or any similar securities issued by Arrasas, NCL or their subsidiaries in order to avoid diluting its 40% voting and economic interest (other than through the issuance of employee stock options in the ordinary course of business); provided that in no event shall Carnival's voting and economic ownership or interest be reduced to 35% or below, unless as a result of Carnival's failure to exercise its preemptive rights. In furtherance of this protection, Star agrees not to permit Arrasas, NCL or their subsidiaries to issue any securities that would dilute Carnival's ownership interest in contravention of the preceding sentence;

                           (d) two board observers with the same rights and privileges as directors (except for voting rights);

                           (e)      approval rights over any affiliate
                                    transaction (or series of related
                                    transactions) between Arrasas, NCL and/or its subsidiaries on one hand and Star and/or its other affiliates on the other hand to the extent that consideration involved in such transaction or transactions exceeds $3 million;

                           (f) approval rights over the sale (or other transfer) or purchase (or other acquisition) of any material assets or business by Arrasas, NCL or their subsidiaries (other than in the ordinary course of business);

                           (g)      approval rights over any capital
                                    expenditures (other than new ship builds) in one transaction (or a series of related transactions) in excess of $50 million;


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                           (h)      approval rights over Arrasas, NCL or any of
                                    their subsidiaries going into any business
                                    (other than the cruise business) or
                                    utilizing any ship brand not in use today;
                                    and

                           (i) approval rights (not to be unreasonably withheld) over ordering more than one new ship build per fiscal year for the next five fiscal years.

         4. Neither party hereto shall dispose of or otherwise transfer any shares of Arrasas, except to a majority-owned affiliate, without the prior written consent of the other party.

         5. Carnival shall be entitled at any time upon sixty days notice to sell all shares of Arrasas held by it to Star by making a written offer to Star. The sale price of such shares shall be the fair market of such shares determined by an internationally recognized investment bank mutually agreeable to Star Cruises and Carnival. If after ten (10) days, Star Cruises and Carnival are unable to agree on an investment bank, each of them shall within five (5) days designate an internationally recognized investment bank and such two investment banks shall designate a third internationally recognized investment bank to determine the fair market value of such shares. The costs of such investment banks shall be split by the parties.

         6. Star Cruises will market NCL as a separate brand but of course our intention would be for NCL to work closely with Carnival in order to maximize economies of scale and minimize operating costs.

         7. The transaction envisaged above would be subject only to the obtaining of all such regulatory (including anti-trust and applicable stock exchange) and other approvals and consents as may be necessary for Carnival and Star Cruises to complete the transaction (including the expiration of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended), such approvals and consents to be on terms which are reasonably satisfactory to both sides.

         8. Star Cruises and Carnival will agree to work with each other in good faith with a view to finalizing additional legal documentation and obtaining all approvals and consents as soon as possible and to use all best endeavors (on a commercially reasonable basis) to obtain all approvals no later than June 30, 2000; provided if such approvals are not obtained by December 31, 2000, either party may terminate this agreement by written notice to the other. If at any time Carnival shall determine that it will be unable to obtain regulatory approvals applicable to it, Carnival may terminate this agreement by written notice to Star Cruises.

         9. The parties agree that this is a valid and binding agreement and shall be governed by and construed in accordance with English law.


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         10.      To the extent that the parties cannot agree on additional
                  legal documentation by June 30, 2000, then this agreement shall continue in full force and effect and become the full legal documentation for the transaction setting forth all the rights and obligations of the parties hereunder. Any dispute arising under or by virtue of this agreement or any difference of opinion between the parties hereto concerning their rights and obligations under this agreement, shall be referred to arbitration in London of a single arbitrator to be appointed by agreement between the parties or, in default of such, of two arbitrators, one to be appointed by each party, and an umpire to be appointed by both arbitrators, and such reference to arbitration shall be submission to arbitration in accordance with the Arbitration Act 1996 or to any re-enactment or statutory modification thereof for the time being in force. The decision so rendered by the Arbitration Tribunal shall be final and binding on both parties and it is hereby agreed in accordance with the Arbitration Act 1996 that the right to appeal by either party to the High Court under Sections 45 and 69 of the Act shall be excluded in relation to any award or decision of the appointed arbitrator or arbitrators and that neither party shall have the right to apply to the High Court for the determination of any question of law arising in the course of the reference to arbitration.

         We understand that the only shares of NCL that Carnival owns are the 10,000 shares Carnival purchased before it made its voluntary bid for NCL last December at a cost no higher than NOK 35 per NCL share and that Carnival will not acquire any further shares in NCL.

         If you have any questions, please call me.

                                             Best regards,


                                             Star Cruises PLC


                                             By:  /s/ Lim Kok Thay
                                                  ------------------------
                                                  Name:  Lim Kok Thay
                                                  Title:    Chairman

Agreed and Accepted:

Carnival Corporation

By:  /s/ Micky Arison
     -------------------------
     Name:  Micky Arison
     Title:    Chairman